As filed with the U.S. Securities and Exchange Commission on January 22, 2021

Registration No. 333-251654

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________________

INDIA GLOBALIZATION CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-2760393
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10224 Falls Road

Potomac, Maryland 20854

Tel.: +1 (301) 983-0998

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Ram Mukunda

President and Chief Executive Officer

India Globalization Capital, Inc.

10224 Falls Road

Potomac, Maryland 20854

Tel.: +1 (301) 983-0998

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of notices and communications to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

Tel.: (212) 451-2300

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Post-Effective Amendment No. 1 (this “Amendment”) relates to India Globalization Capital, Inc.’s (“Registrant’s”) Registration Statement on Form S-3 (File No. 333-251654) filed with the Securities and Exchange Commission (“SEC”) on December 23, 2020 and declared effective by the SEC on January 4, 2021 (the “Registration Statement”). The Registrant is filing this Amendment for the sole purposes of (i) replacing the document currently linked in Exhibit 3.1 with the Company’s Articles of Amendment and Restatement from September 2005, which will be filed as an exhibit; (ii) replacing Exhibit 3.2 to the Registration Statement, which due to a clerical error had the last 2 pages inadvertently omitted; and (iii) adding a new Exhibit 3.3 to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement setting forth the exhibits to the Registration Statement, Exhibit 3.1, Exhibit 3.2, Exhibit 3.3 and the signature page. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment. This Amendment shall become effective upon filing with the SEC in accordance with Rule 462(d) under the Securities Act of 1933, as amended. The contents of the Registration Statement are hereby incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement on Form S-3.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement, Placement Agency Agreement, Dealer-Manager Agreement, Distribution Agreement or similar agreement.
3.1*	Amended and Restated Articles of Incorporation.
3.2*	Bylaws, as amended.
3.3*	Amendment to the Amended and Restated Articles of Incorporation.
5.1	Opinion of Olshan Frome Wolosky LLP, counsel to the registrant, as to the legality of the securities.
23.1	Consent of Manohar Chowdhry & Associates, independent registered public accounting firm.
23.3	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (set forth on signature page of the registration statement).

Unless otherwise indicated, exhibits were previously filed.

*	Filed herewith.

**

To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Potomac, State of Maryland, on this 22nd day of January, 2021.

INDIA GLOBALIZATION CAPITAL, INC.

By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Ram Mukunda and Claudia Grimaldi and each of them severally, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ram Mukunda	President and Chief Executive Officer (Principal	January 22, 2021
Ram Mukunda	Executive Officer)
/s/ Richard Prins	Chairman of the Board of Directors	January 22, 2021
Richard Prins
/s/ Claudia Grimaldi	Vice President (Principal Financial Officer)	January 22, 2021
Claudia Grimaldi
/s/ John E. lynch	Director	January 22, 2021
John E. lynch